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Exhibit 5.2

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director and/or officer of The Toronto-Dominion Bank, a Canadian chartered bank (the "Bank"), hereby constitutes and appoints Christopher A. Montague, Bharat B. Masrani and Fredric J. Tomczyk, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form F-8, Form F-80, Form F-10 or such other form (or combined form) as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, any post-effective amendments and supplements to such registration statement, and any other instruments, in connection with the registration of common shares of the Bank to be offered and sold in connection with the offer (the "Offer") by the Bank for all of the common shares of VFC Inc. ("VFC Shares") and any subsequent transactions, including without limitation any compulsory share acquisition, amalgamation or plan of arrangement, involving the acquisition by the Bank or one of its affiliates of additional VFC Shares not acquired pursuant to the Offer, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, other regulatory authority or other person, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, and otherwise to consummate such transactions, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Dated March 30, 2006.

/s/ WILLIAM E. BENNETT William E. Bennett	Director
/s/ HUGH J. BOLTON Hugh J. Bolton	Director
/s/ JOHN L. BRAGG John L. Bragg	Director
/s/ W. EDMUND CLARK W. Edmund Clark	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ WENDY K. DOBSON Wendy K. Dobson	Director

/s/ DARREN ENTWISTLE Darren Entwistle	Director
/s/ DONNA M. HAYES Donna M. Hayes	Director
/s/ HENRY H. KETCHAM Henry H. Ketcham	Director
/s/ PIERRE H. LESSARD Pierre H. Lessard	Director
/s/ HAROLD H. MACKAY Harold H. MacKay	Director
/s/ BRIAN F. MACNEILL Brian F. MacNeill	Director
/s/ ROGER PHILLIPS Roger Phillips	Director
/s/ WILBUR J. PREZZANO Wilbur J. Prezzano	Director
/s/ HELEN K. SINCLAIR Helen K. Sinclair	Director
/s/ JOHN M. THOMPSON John M. Thompson	Director

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POWER OF ATTORNEY